UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

TKK SYMPHONY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38631	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Texas Kang Kai Capital Management (Hong Kong) Limited

2039, 2/F United Center,

95 Queensway Admiralty, Hong Kong

(Address of principal executive offices, including Zip Code)

+852 6212 8493

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary Shares, par value $0.0001 per share	TKKS	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share	TKKSW	The NASDAQ Stock Market LLC
Rights, each exchangeable into one-tenth of one Ordinary Share	TKKSR	The NASDAQ Stock Market LLC
Units, each consisting of one Ordinary Share, one Warrant and one Right	TKKSU	The NASDAQ Stock Market LLC

Item 1.01 Entry Into A Material Definitive Agreement.

As previously disclosed on a current report on Form 8-K filed on September 12, 2019, on September 6, 2019, TKK Symphony Acquisition Corporation, a Cayman Islands exempted company (“TKK Symphony”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Glory Star New Media Group Limited, a Cayman Islands exempted company (“Glory Star”), Glory Star New Media (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise limited liability company (“WFOE”) incorporated in the People’s Republic of China (“PRC”) and indirectly wholly-owned by Glory Star, Xing Cui Can International Media (Beijing) Co., Ltd., a limited liability company incorporated in the PRC (“Xing Cui Can”), Horgos Glory Star Media Co., Ltd., a limited liability company incorporated in the PRC (“Horgos,” and collectively with Xing Cui Can, the “VIEs”, and the VIEs, the WFOE and Glory Star, collectively, the “Glory Star Parties”, and the Glory Star Parties collectively with their respective subsidiaries, the “Glory Star Group”), each of Glory Star’s shareholders (collectively, the “Sellers”), TKK Symphony’s sponsor, TKK Symphony Sponsor 1 (the “Sponsor”), in the capacity as the representative from and after the closing of the Transactions (as defined below) (the “Closing”) for TKK Symphony’s shareholders other than the Sellers (the “Purchaser Representative”), and Zhang Bing, in the capacity as the representative for the Sellers thereunder (the “Seller Representative”). Pursuant to the Share Exchange Agreement, among other things and subject to the terms and conditions contained therein, TKK Symphony will effect an acquisition of the Glory Star Group by acquiring from the Sellers all of the issued and outstanding equity interests of Glory Star (together with the other transactions contemplated by the Share Exchange Agreement, the “Transactions”). Simultaneously with the execution of the Share Exchange Agreement, TKK Symphony, the Purchaser Representative and the Sellers also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Sellers will hold certain registration rights that obligate TKK Symphony to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all or any portion of the Exchange Shares (as defined in the Share Exchange Agreement) and Earnout Shares (as defined in the Share Exchange Agreement).

In accordance with the requirements of the Share Exchange Agreement, on November 1, 2019, in connection with the transfer of Glory Star shares by certain of the Sellers, each of the transferees executed and delivered to TKK Symphony and the other parties to the Share Exchange Agreement, a joinder to share exchange agreement (“Joinder to Share Exchange Agreement”) and a joinder to Registration Rights Agreement (“Joinder to Registration Rights Agreement”), agreeing to, among other things, become bound by the terms and conditions of the Share Exchange Agreement and the Registration Rights Agreement, respectively.

Each of the Joinder to Share Exchange Agreement and Joinder to Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively and is incorporated herein by reference, and the foregoing description of each of the Joinder to Share Exchange Agreement and Joinder to Registration Rights Agreement is qualified in its entirety by reference thereto.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.1	Joinder to Share Exchange Agreement, dated November 1, 2019
10.2	Joinder to Registration Rights Agreement, dated November 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TKK Symphony Acquisition Corporation

Date: November 7, 2019	By:	/s/ Sing Wang
Sing Wang
Chief Executive Officer